                                UNDERWRITING AGREEMENT

                                       BETWEEN


                               PACIFIC MULTIMEDIA, INC.

                                         AND

                           TRADEWAY SECURITIES GROUP, INC.


                                        DATED

                                    APRIL 30, 1997

                                UNDERWRITING AGREEMENT

                                  TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Section 1.  Representations and Warranties
                   of the Company  . . . . . . . . . . . . . . . . . . . . . 1

Section 2.  Offering and Sale of Shares  . . . . . . . . . . . . . . . . . . 4

Section 3.  Compliance with Conduct Rules. . . . . . . . . . . . . . . . . . 5

Section 4.  Blue Sky Survey. . . . . . . . . . . . . . . . . . . . . . . . . 6

Section 5.  Covenants of the Company . . . . . . . . . . . . . . . . . . . . 6

Section 6.  Payment of Expenses and Fees . . . . . . . . . . . . . . . . . . 7

Section 7.  Conditions of Closing. . . . . . . . . . . . . . . . . . . . . . 8

Section 8.  Prospectus Terms and Descriptions
                   Controlling . . . . . . . . . . . . . . . . . . . . . . .10

Section 9.  Indemnification and Exculpation. . . . . . . . . . . . . . . . .10

Section 10.  Status of Parties . . . . . . . . . . . . . . . . . . . . . . .11

Section 11. Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .11

Section 12.  Notices and Authority to Act. . . . . . . . . . . . . . . . . .12

Section 13.  Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

Section 14.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . .12

Section 15.  Requirements of Law . . . . . . . . . . . . . . . . . . . . . .12

Section 16.  Consent to Jurisdiction . . . . . . . . . . . . . . . . . . . .12

                               Pacific MultiMedia, Inc.
                              (A Washington Corporation)

                           1,250,000 Shares of Common Stock
                                   $5.00 per Share


                                UNDERWRITING AGREEMENT



                                                                 April 30, 1997
Tradeway Securities Group, Inc.
630 Alta Vista Drive, Suite 201
Vista, CA  92084,
as Underwriter

Dear Sirs:


         This Underwriting Agreement is made by and between Pacific MultiMedia, Inc., a Washington corporation (the "Company"), and Tradeway Securities Group, Inc., a California corporation (the "Underwriter"), as of the date set forth above.

         The Company proposes to issue and sell 1,250,000 shares of its authorized and unissued Common Stock as contemplated by the Prospectus (as defined below). The 1,250,000 shares of Common Stock to be sold by the Company
are hereafter referred to as the  "Shares."   All shares of the Common Stock of
the Company, including the Shares, are hereinafter referred to as the "Common Stock."

         Section 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriter as follows:

         (a) A registration statement on Form SB-2 (File No. 333-_____) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the Securities Act of 1933, as amended (the "Securities Act"), and the applicable rules and regulations ("SEC Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act and has been filed with the SEC; such amendments to such registration statement and such amended preliminary prospectuses as may have been required prior to the date hereof have been similarly prepared and filed with the SEC; and the Company will file such additional amendments to such registration statement and such amended prospectuses as may hereafter be required. Copies of such registration statement and amendments and of each related preliminary prospectus (the "Preliminary Prospectuses") have been delivered to the Underwriter. If the registration statement has been declared effective under the Securities Act by the SEC, the Company has prepared and will promptly file with the SEC the information omitted from the registration statement pursuant to Rule 430(A) of the SEC Regulations as part of an amendment or supplement to the prospectus pursuant to subparagraph (1) or (4) of Rule 424(b) of the SEC Regulations or as part of a post-effective amendment to the registration statement (including an amended prospectus); otherwise the Company has prepared and will promptly file an amendment to the registration statement (including an amended prospectus). The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) of the SEC Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the SEC Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such registration statement at the time it becomes effective, except that if any revised prospectus shall thereafter be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file with the SEC at the time the registration statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the SEC pursuant to Rule 424(b)(3) of the SEC Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

         (b) The SEC has not issued any order preventing or suspending the use of any Preliminary Prospectus and each such Preliminary Prospectus, at the time of filing thereof, has conformed in all material respects to the requirements of the Securities Act and the SEC Regulations; when the Registration Statement became or becomes, as the case may be, effective (the "Effective Date") and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and at all times subsequent thereto up to and at the Closing Time (as hereinafter defined ) and any later date on which Option Shares are to be purchased, as the case may be, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, will in all material respects conform to the requirements of the Securities Act and the SEC Regulations, on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that none of the representations and warranties contained in this subparagraph shall apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for inclusion therein.

         (c) The Company is a corporation duly organized pursuant to the Washington Act and is validly existing under the laws of the State of Washington with full power and authority to engage in the business to be conducted by it, as described in the Prospectus. The Company is in good standing and qualified to do business in each jurisdiction in which such qualification is necessary in which the nature or conduct of its business as described in the Registration Statement requires such qualification and the failure to be so qualified would materially adversely affect the Company.

         (d) The Company has full corporate power and authority, under applicable law to perform its obligations under this Agreement, and to act as described in the Registration Statement and Prospectus.


         (e) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; the capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Shares to be purchased from the Company hereunder have been duly authorized for issuance and sale as contemplated by the Prospectus and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Prospectus, will be duly and validly issued and fully paid and nonassessable; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares or the issue and sale thereof other than those that have been expressly waived prior to the date hereof or those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale or transfer of the Shares except as may be required under the Securities Act or under state or other securities or "Blue Sky" laws.

         (f) The accountants who certified the financial statements filed with the SEC as part of the Registration Statement are, with respect to the Company, independent public accountants as required by the Securities Act and the SEC Regulations.

         (g) The financial statements filed as part of the Registration Statement and those included in the Prospectus present fairly the financial position of the Company as of the dates indicated and said financial statements have been prepared in conformity with generally accepted accounting principles (as described therein), or, in the case of unaudited financial statements, in substantial conformity with generally accepted accounting principles, applied on a basis which is consistent in all material respects for each balance sheet date presented.

         (h) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or otherwise), business or prospects of the Company, whether or not arising in the ordinary course of business.

         (i) This Agreement has been duly and validly authorized, executed and delivered by the Company, and constitutes a valid, binding and enforceable agreement of the Company, in accordance with its terms.

         (j) The execution and delivery of this Agreement, the incurrence of the obligations as set forth herein and the consummation of the transactions contemplated herein and in the Prospectus will not constitute a breach of, or default under, any instrument or agreement by which the Company is bound, or any order, rule or regulation applicable to the Company of any court or any governmental body or administrative agency having jurisdiction over the Company.

         (k) Except as otherwise disclosed in the Registration Statement or the Prospectus, there is not pending or, to the best of the Company's knowledge, threatened any action, suit or proceeding before or by any court or other governmental body to which the Company is a party, or to which any of the assets of the Company are subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company or is required to be disclosed in the Prospectus pursuant to the Securities Act and the SEC Regulations.

         Section 2.  OFFERING AND SALE OF SHARES.

         (a) The Underwriter is hereby appointed the exclusive Underwriter of the Company during the offering period specified in the Prospectus (the "Offering Period") for the purpose of finding acceptable subscribers for up to the number of Shares set forth on page 1 hereof through a public offering. Subject to the performance by the Company of its obligations to be performed hereunder and to the completeness and accuracy in all material respects of all the representations and warranties of the Company contained herein, the Underwriter hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find acceptable subscribers for the Shares at a public offering price of $5.00 per Share. It is understood that the Underwriter's agreement to use its best efforts to find acceptable subscribers for the Shares shall not prevent it from acting as a Underwriter or underwriter for the securities of other issuers which may be offered or sold during the Offering Period. The agency of the Underwriter hereunder shall continue until the close of business on the later of the Offering Termination Date (as defined below) and the Closing Date, or such later date as the Underwriter and the Company shall agree upon (the date on which the Offering Period terminates being hereinafter referred to as the "Offering Termination Date"), including such additional period as may be required to effect the closing of the sale of the Shares.

         The Company will pay the Underwriter at Closing Time compensation in an amount equal to eight percent (8%) of the gross sales price of each Share sold. In addition, in the event the Minimum Shares are sold, the Company will pay to the Underwriter at Closing Time a Common Stock Purchase Warrant, in the form attached hereto as Annex A (the "Warrant"), for the purchase of 100,000 shares of Common Stock at a purchase price of $5.00 per share. The Warrant shall be exercisable for a period of 5 years from the date of issuance.

         (b) In the event the offering is commenced and acceptable subscriptions for at least 1,250,000 Shares (the "Minimum Shares") shall not have been received prior to the end of the Offering Period (unless extended by the Company as contemplated by the Prospectus), all funds received from subscribers shall be returned in full, with any interest payable thereon (except as otherwise described in the Prospectus) and without deduction for any escrow or other fee or expense; and thereupon the Underwriter's duties as agent and this Agreement shall terminate without further obligation hereunder on the part of the Underwriter or the Company.

         (c)  On the Offering Termination Date or at such earlier time as
(i) subscriptions for the Shares shall have been received, or (ii) as the Company may determine to terminate the offering, or at such later date should the Company extend the offering as contemplated by the Prospectus, the Company shall notify the Underwriter of the aggregate number of Shares for which the Company has received acceptable subscriptions and, if at least the Minimum Shares shall have been so subscribed for, then payment of the purchase price for the Shares shall be made at the office of Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, WA 98104, or at such other place as shall be agreed upon between the Underwriter and the Company, at 10:00 A.M., Pacific Standard Time ("PST"), on such day (the "Closing Date") and time (the "Closing Time") as shall be agreed upon between the Underwriter and the Company (not later than three (3) business days after the end of the Offering Period).

          (d) Except as set forth herein, the Company shall not be in any respect responsible for any commissions.

         Section 3.  COMPLIANCE WITH CONDUCT RULES.

         (a) The Underwriter will use its best efforts to find eligible persons to purchase the Shares on the terms stated herein and in the Registration Statement and Prospectus. It is understood that the Underwriter has no commitment with regard to the sale of the Shares other than to use its best efforts. In connection with the offer and sale of the Shares, the Underwriter represents that it will comply fully with all applicable laws, and the rules of the NASD, the SEC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, the Underwriter represents and warrants that it is aware of the Conduct Rules of the NASD Rules and that it will comply fully with all the terms thereof in connection with the offering and sale of the Shares. The Underwriter shall not execute any sales of Shares from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

         (b) The Underwriter agrees not to recommend the purchase of Shares to any subscriber unless the Underwriter shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber's investment objectives, other investments, financial situation and needs; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Company, including loss of investment and lack of liquidity (which, as described in the Prospectus, may be significant); and the Shares are otherwise a suitable investment for the subscriber. The Underwriter agrees to maintain files of information disclosing the basis upon which the Underwriter determined that the suitability requirements of Section 2310 of the Conduct Rules of the NASD Rules of Fair Practice were met as to each subscriber (the basis for determining suitability shall be the Subscription Agreements and other certificates submitted by subscribers). The Underwriter represents and warrants that it has reasonable grounds to believe, based on information in the Prospectus, that all material facts relating to an investment in the Shares are adequately and accurately disclosed in the Prospectus.

    In connection with making the representations and warranties set forth in this paragraph, the Underwriter has not relied on inquiries made by or on behalf of any other parties.

         (c) None of the Underwriter or the Company shall, directly or indirectly, pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchase of Shares; PROVIDED, HOWEVER, the normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.

         (d) All payments for subscriptions shall be made by subscriber check payable to First Trust NA, as Escrow Agent for Pacific MultiMedia maintained at First National NA, Seattle, Washington (the "Escrow Agent"), and submitted to the Underwriter. Such payments will be transmitted to the Escrow Agent by Noon, PST, on the business day following receipt thereof by the Underwriter in accordance with the procedures set forth in the Prospectus and the Subscription Agreement attached thereto.

         Section 4. BLUE SKY SURVEY. The Company has caused counsel to prepare and deliver to the Underwriter a Blue Sky Survey which sets forth, for the guidance of such persons or entities, the United States jurisdictions in which the Shares may be offered and sold. It is understood and agreed that the Underwriter may rely, in connection with the offering and sale of Shares in any United States jurisdiction, on advice given by such counsel as to the legality of the offer or sale of the Shares in such jurisdiction; PROVIDED, HOWEVER, that the Underwriter shall be responsible for compliance with all applicable laws, rules and regulations with respect to the actions of its employees, acting as such, in connection with the sales of Shares in any jurisdiction.

         Section 5.  COVENANTS OF THE COMPANY.

         (a) The Company will notify the Underwriter immediately and confirm such notification in writing (i) when any amendment to the Registration Statement shall have become effective, (ii) of the receipt of any further comments from the SEC or any other Federal or state regulatory or self-regulatory body with respect to the Registration Statement, (iii) of any request by the SEC or any other Federal or state regulatory or self-regulatory body for any further amendment to the Registration Statement or any amendment or further supplement to the Prospectus or for additional information relating thereto, (iv) of any material criminal, civil or administrative proceedings against or involving the Company, and (v) of the issuance by the SEC or any other Federal or state regulatory or self-regulatory body of any order suspending the effectiveness of the Registration Statement under the Securities Act, or the registration of Shares under the "Blue Sky" or securities laws of any state or other jurisdiction or any order or decree enjoining the offering or the use of the then current Prospectus or of the institution, or notice of the intended institution, of any action or proceeding for that purpose.

         (b) The Company will deliver to the Underwriter one signed copy of the Registration Statement as originally filed and of each amendment thereto and one set of exhibits thereto, and will also deliver to the Underwriter such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits) as the Underwriter shall reasonably require.

         (c) The Company will deliver to the Underwriter as promptly as practicable from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request for the purposes contemplated by the Securities Act or the SEC Regulations.

         (d) During the period when the Prospectus is required to be delivered pursuant to the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act as now and hereafter amended, and by any SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of the Shares during such period in accordance with the provisions hereof and as set forth in the Prospectus.

         (e) If any event relating to or affecting the Company shall occur as a result of which it is necessary, in the reasonable opinion of the Company, to amend or supplement the Prospectus in order to make the Prospectus not materially misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the Company shall forthwith prepare and furnish to the Underwriter, at the expense of the Company, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. No such amendment or supplement shall be filed without the approval of the Underwriter which approval will not be unreasonably withheld.

         Section 6. PAYMENT OF EXPENSES AND FEES. The Company will pay all expenses incident to the performance of the obligations of the Company hereunder, including: (i) the printing and delivery to the Underwriter in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, of the Prospectus and any supplements or amendments thereto, and of any supplemental sales materials; (ii) the printing and filing of the Registration Statement and the Prospectus (and, in certain cases, the exhibits thereto) with the SEC; (iii) the qualification of the Shares under the securities or "Blue Sky" laws in the various jurisdictions, including filing fees and the fees and disbursements of the Company's counsel incurred in connection therewith; and (iv) the services of counsel and accountants for the Company. Other than as set forth above, each party hereto shall bear its own expenses relating hereto and to the offering of the Shares, except as may otherwise be agreed upon in writing.

         The Company and the Underwriter are each aware of the limitations imposed by Appendix F of the NASD Rules of Fair Practice on the aggregate compensation which may be received by the Underwriter in connection with the offering and sale of the Shares. The Company will in no event make any payments to the Underwriter which, when added to the selling commissions which the Underwriter will receive, would exceed 10% of the gross proceeds of the Shares sold to the public.

         Section 7. CONDITIONS OF CLOSING. The obligations of each of the parties hereunder are subject to the accuracy of the representations and warranties of the other parties hereto, to the performance by such other parties of their respective obligations hereunder and to the following further conditions:

         (a) The Registration Statement shall have become effective and at Closing Time no order suspending the effectiveness thereof shall have been issued under the Securities Act or proceeding therefor initiated or threatened by the SEC.

         (b) At Closing Time, Preston Gates & Ellis LLP, counsel to the Company and the Company, shall deliver its opinion, in form and substance reasonably satisfactory to the parties hereto, to the effect that:

              (i) The Company is duly organized and validly existing as a corporation under the laws of the State of Washington and is in good standing and qualified to do business in each other jurisdiction in which the failure to so qualify might reasonably be expected to result in material adverse consequences to the Company. The Company has full corporate power and authority to perform its obligations as described in the Registration Statement, the Prospectus and herein.

              (ii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable.

              (iii) The Shares to be issued and sold by the Company as contemplated by the Prospectus will be, upon issuance and delivery against payment therefor in accordance with the terms hereof, duly authorized and validly issued and fully paid and nonassessable.

              (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of the Company, and assuming that this Agreement is binding on the Underwriter, this Agreement constitutes a valid, binding and enforceable agreement of the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability generally of rights of creditors and except as enforceability of indemnification provisions may be limited by applicable law and the enforcement of any specific terms or remedies may be unavailable.

              (v) The execution and delivery of this Agreement and the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein and in the Prospectus will not be in contravention of any of the provisions of the Company's Articles of Incorporation or Bylaws and, to their knowledge, will not constitute a breach of, or default under, any instrument by which the Company is bound or any order, rule or regulation applicable to the Company of any court or any governmental body or administrative agency having jurisdiction over the Company.

              (vi) To their knowledge, there are no actions, claims or proceedings pending or threatened in any court or before or by any governmental or administrative agency or body to which the Company is a party, or to which any of its assets is subject, which are required to be, but are not, disclosed in the Registration Statement or Prospectus.

              (vii) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the subscription for and sale of the Shares, except such as may be required under the Securities Act, NASD rules or applicable securities or "Blue Sky" laws.

              (viii) The Registration Statement is effective under the Securities Act and no proceedings for a stop order are pending or, to their knowledge, threatened under Section 8(d) or Section 8(e) of the Securities Act or any applicable state "Blue Sky" laws.

              (ix) At the time the Registration Statement initially became effective and at the time any post-effective amendment thereto became effective, the Registration Statement, and at the time the Prospectus and any amendments or supplements thereto were first issued, the Prospectus, complied as to form in all material respects with the requirements of the Securities Act and SEC Regulations.

    Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company and of governmental officials, in which case their opinion is to state that they are so relying.

         (c) At Closing Time, Eric J. Witmayer, Esq., counsel to the Underwriter, shall deliver its opinion in form and substance satisfactory to the parties hereto.

         (d) At Closing Time, the Company shall deliver a certificate to the effect that: (i) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings therefor have been instituted or to the best of their knowledge threatened by the SEC or other regulatory or self-regulatory body; (ii) the representations and warranties of the Company contained herein are true and correct with the same effect as though expressly made at Closing Time and in respect of the Registration Statement as in effect at Closing Time; and (iii) the Company has performed all covenants and agreements herein contained which are required to be performed on their part at or prior to Closing Time.

         (e) Executed copies of this Agreement shall be delivered to all parties.

         (f) The parties hereto shall have been furnished with such additional information, opinions and documents, including supporting documents relating to parties described in the Prospectus and certificates signed by such parties with regard to information relating to them and included in the Prospectus as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated and related proceedings, in order to evidence the accuracy or completeness of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all actions taken by the parties hereto in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to Preston Gates & Ellis LLP.

         If the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled, this Agreement and all obligations hereunder may be cancelled by any party hereto by notifying the other parties hereto of such cancellation in writing or by telegram at any time at or prior to Closing Time, and any such cancellation or termination shall be without liability of any party to any other party except as otherwise provided in Section 9 of this Agreement.

         Section 8. PROSPECTUS TERMS AND DESCRIPTIONS CONTROLLING. All parties hereto expressly agree that the description of this Agreement contained in the Registration Statement and Prospectus shall control against the terms and conditions contained herein.

         Section 9.  INDEMNIFICATION AND EXCULPATION.

         (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Underwriter, its officers, directors, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever arising from any (i) breach by the Company of this Agreement or (ii) untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter and furnished by the Underwriter for use in the Prospectus.

    In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any indemnified party unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense or, if either so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein.

    The Company agrees to notify the Underwriter within a reasonable time of the assertion of any claim in connection with the sale of the Shares against it or any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Securities Act.

         (b) INDEMNIFICATION BY THE UNDERWRITER. The Underwriter agrees to indemnify and hold harmless the Company, its officers, directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever arising from any (i) breach by the Underwriter of this Agreement or (ii) untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that any such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information relating to the Underwriter and furnished by the Underwriter for use in the Prospectus.

    In no case shall the Underwriter be liable under this indemnity agreement with respect to any claim made against any indemnified party unless the Underwriter shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure to so notify the Underwriter shall not relieve the Underwriter from any liability which it may have otherwise than on account of this indemnity agreement. The Underwriter shall be entitled to participate at its own expense in the defense or, if either so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party or parties, defendant or defendants therein.

    The Underwriter agrees to notify the Company within a reasonable time of the assertion of any claim in connection with the sale of the Shares against it or any of its officers or directors or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act.

         Section 10.  STATUS OF PARTIES.  In selling the Shares for the
Company, the Underwriter is acting solely as agent for the Company, and not as principal. The Underwriter will use its best efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Shares from the Company has been accepted on behalf of the Company, but the Underwriter shall not have any liability to the Company in the event that Subscription Agreements are improperly completed or any such purchase is not consummated for any reason. Except as specifically provided herein, the Underwriter shall in no respect be deemed to be an agent of the Company.

         Section 11. TERMINATION. The Company shall have the right to terminate this Agreement at any time prior to Closing Time by giving written notice of such termination to the Underwriter.

         Section 12. NOTICES AND AUTHORITY TO ACT. All communications hereunder shall be in writing and, if sent to the Company, shall be mailed, delivered or telecopied and confirmed to the Company at: 2477 East Orangethorpe Avenue, Fullerton, CA 92631, Attention: James E. Campbell, III, with a copy to Preston Gates & Ellis LLP, 5000 Columbia Center, 701 Fifth Avenue, Seattle, WA 98104, Attention: Gary Kocher. If sent to Tradeway Securities Group, Inc., shall be mailed, delivered or telecopied and confirmed to it at: 630 Alta Vista Drive, Suite 201, Vista, CA 92084, Attention: Mark Riviello. Notices shall be effective when actually received.

         Section 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and such parties' respective successors to the extent provided herein. This Agreement and the conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors, assigns and controlling persons and parties indemnified hereunder, and for the benefit of no other person, firm or corporation. No purchaser of a Share shall be considered to be a successor or an assignee solely on the basis of such purchase.

         Section 14. GOVERNING LAW. This Agreement and the rights and obligations of the parties created hereby shall be governed by the laws of the State of Washington.

         Section 15. REQUIREMENTS OF LAW. Whenever in this Agreement it is stated that a party will take or refrain from taking a particular action, such party may nevertheless refrain from taking or take such action if advised by counsel that doing so is required by law or advisable to ensure compliance with law, and shall not be subject to any liability hereunder for doing so, although such action shall permit termination of the Agreement by the other parties hereto.

         Section 16. CONSENT TO JURISDICTION. The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of King, City of Seattle, and State of Washington. Accordingly, the parties hereto consent and submit to the jurisdiction of the federal and state courts and applicable arbitral body located within the County of King, City of Seattle, and State of Washington. The parties further agree that any such action or proceeding brought by any party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate, before any applicable arbitral body, located within the County of King, City of Seattle, and State of Washington.

                       [remainder of page intentionally blank]

         If the foregoing is in accordance with each party's understanding of their agreement, each party is requested to sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among them in accordance with its terms.


                             Very truly yours,


                             PACIFIC MULTIMEDIA, INC.



                             By:___________________________
                                  James E. Campbell, III
                                  President and Chief Executive Officer


Confirmed and accepted as of
the date first above written:

TRADEWAY SECURITIES GROUP, INC.


By:___________________________
Name:  Mark Riviello
Title:

                                       ANNEX A

                                   FORM OF WARRANT

                                                                           No. 1


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               PACIFIC MULTIMEDIA, INC.
                                 COMMON STOCK WARRANT

Issue Date: ___________, 1997                     100,000 Shares of Common Stock

    For good and valuable consideration, Tradeway Securities Group, Inc. (the "Holder") is entitled to subscribe for and purchase from Pacific MultiMedia, Inc. (the "Company"), 100,000 shares of the Company's Common Stock, having no par value (the "Warrant Shares"). The Exercise Price per Warrant Share shall be $5.00 per Warrant Share.

1.  EXERCISE OF WARRANT.

    1.1  EXERCISE OF WARRANT.  Subject to the provisions of Sections 1.2 and
1.3 hereof, the Holder may exercise this Warrant in whole, or in part, at any time prior to the fifth (5th) anniversary of the date of this Warrant, at which time this Warrant shall expire.

    1.2  METHOD OF EXERCISE.

         (a) Subject to Section 1.1, the Holder shall exercise this Warrant by surrendering it at the offices of the Company at the address designated for notice purposes under Section 4.2 below, together with (i) a duly executed subscription in substantially the form of the Subscription Notice appearing at the end of this Warrant, and (ii) cash or a certified check payable to the Company in the amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased.

         (b) Within three (3) business days after the Warrant has been exercised, the Company at its expense shall issue and deliver, in such name or names as Holder may direct, a certificate or certificates for the number of Warrant Shares for which Holder subscribed and is entitled. A surrendered Warrant shall be canceled by or on behalf of the Company, except that if the Warrant is exercised in part, the Company shall execute and deliver a new Warrant evidencing the right of Holder to purchase the balance of the Warrant Shares. The Holder shall for all purposes be deemed to become the holder of Warrant Shares on the date this Warrant is duly exercised for such Warrant Shares.

    1.3 NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall round up the number of shares to the nearest whole share.

    1.4 REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver in lieu of this Warrant, a Warrant of like tenor and amount.

    1.5 RIGHTS OF HOLDER. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company until the Warrant shall have been exercised as provided herein.

2.  TRANSFER OF THE WARRANT.

    This Warrant may not be transferred without the prior written consent of the Company, in its sole and absolute discretion. With the prior written consent of the Company, this Warrant may be transferred, in whole or in part, to any person by presentation of the Warrant to the Company with written instructions for transfer; provided, however, that Holder agrees to comply with
Section 3.2 below.

3.  PROVISIONS FOR PROTECTION OF THE HOLDER.

    3.1 RESERVATION OF SHARES. The Company shall at all times reserve such number of shares of its authorized but unissued Common Stock as necessary to permit the exercise of the Warrant for of all of the Warrant Shares. If at any time an insufficient number of shares is authorized for such purpose, the Company will take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose.

    3.2 COMPLIANCE WITH SECURITIES LAWS. Neither this Warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws. This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold or otherwise transferred without an effective registration statement for such Warrant under the Securities Act or any applicable state securities laws or an opinion of counsel or other evidence reasonably satisfactory to the Company that registration is not required thereunder. Certificates representing the Warrant Shares shall bear a legend substantially in the following form:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

    3.3 ADJUSTMENT FOR DIVIDENDS, STOCK SPLITS, OR RECLASSIFICATION. In case the Company shall:

         (a) declare a dividend of Common Stock (or other securities of the Company) on its Common Stock (or any other class of securities issuable upon exercise of this Warrant),

         (b) subdivide outstanding Common Stock (or any other class of securities issuable upon exercise of this Warrant) into a larger number of shares of Common Stock (or such other securities) by reclassification or otherwise, or

         (c) combine outstanding Common Stock (or any other class of securities issuable upon exercise of this Warrant) into a smaller number of shares of Common Stock (or such other securities) by reclassification or otherwise, the number of shares of Common Stock (or other securities) issuable upon exercise of this Warrant immediately prior to any such event shall be adjusted proportionately, and the Exercise Price shall be equitably adjusted, so that thereafter the Holder shall be entitled to receive upon exercise of this Warrant the number of shares of Common Stock (or other securities) which such Holder would have owned after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event.
An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. The determination of an adjustment that is made by the Board of Directors in good faith and absent error shall be final, conclusive and binding.

    3.4 ADJUSTMENTS FOR MERGERS AND REORGANIZATIONS. If, prior to exercise of this Warrant, the Company shall at any time consolidate or merge with another corporation (other than a merger or consolidation in which the Company is the surviving corporation), the Holder hereof will thereafter be entitled to receive, upon the exercise hereof, the securities or property to which a holder of the number of shares of Common Stock (or other securities) then deliverable upon the exercise hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

    3.5 NOTICE OF ADJUSTMENT. The Company shall provide the Holder notice within three (3) business days after any adjustment under Sections 3.3 or 3.4, together with reasonable details of the manner and effect of the adjustment.

4.  MISCELLANEOUS PROVISIONS.

    4.1 APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Washington.

    4.2 NOTICES. Any notice or other document required or permitted to be given in connection with this Warrant shall be sufficiently given if sent by first class mail, postage prepaid, addressed to the Company at its executive offices and to the Holder at the last address shown on the books of the Company or its transfer agent maintained for the registry and transfer of Warrants.

    4.3 SUCCESSORS. All covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns.

    4.4 BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. This Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

                                  PACIFIC MULTIMEDIA, INC.


                                  ___________________________________________
                                  James E. Campbell, III, President

                     (FORM OF SUBSCRIPTION NOTICE TO BE EXECUTED
                              UPON EXERCISE OF WARRANT)

                                 SUBSCRIPTION NOTICE


    The undersigned, the registered holder of Warrant __ (the "Warrant"), issued by Pacific MultiMedia, Inc. hereby (i) irrevocably subscribes for _________ shares of Common Stock which the undersigned is entitled to purchase under the terms and conditions of the Warrant, (ii) makes payment of $___________ in full [in cash/by certified check] therefor as called for by the Warrant, and (iii) directs that the certificates for such shares of Common Stock issuable upon exercise of the Warrant be issued in the name of and delivered to ________________ whose address is _______________________________.


                             __________________________________
                             (Name)

                             __________________________________
                             (Address)


SIGNATURE:  __________________________________

Dated:  _________________, 199___

________________________________________________________________

    NOTICE: The signature on this Subscription Notice must correspond with the name as written upon the face of the Warrant, or upon an assignment form attached hereto.